EXHIBIT 99.1
News
FOR IMMEDIATE RELEASE
April 25, 2011
Huron Consulting Group Announces
First Quarter 2011 Financial Results
•	Revenues increased 11.9% to $143.0 million for Q1 2011 compared to $127.7 million in Q1 2010.

•	Diluted earnings per share from continuing operations for Q1 2011 rose 46.2% to $0.19 compared to $0.13 in Q1 2010.

•	Adjusted diluted earnings per share from continuing operations, a non-GAAP measure, rose 52.4% to $0.32 in Q1 2011 compared to $0.21 in Q1 2010.

•	Average number of full-time billable consultants(1) totaled 1,148 for Q1 2011 compared to 1,080 for Q1 2010. Average number of full-time equivalent professionals(4) totaled 1,078 for Q1 2011 compared to 992 in the same period last year.

•	Company affirms full year 2011 revenue guidance in a range of $580.0 million to $620.0 million.
CHICAGO — April 25, 2011 — Huron Consulting Group Inc. (NASDAQ: HURN), a leading provider of business consulting services, today announced financial results for the first quarter ended March 31, 2011.
“Huron’s performance in the first quarter of 2011 reflects improved strength in our Health and Education Consulting segment and the continued solid performance of our Legal Consulting segment,” said James H. Roth, chief executive officer and president, Huron Consulting Group. “The financial, political, and regulatory challenges that are on the front page each day continue to create an environment that is favorable to our business. We remain confident that we are well-positioned to strategically and operationally help our clients navigate through the uncertainties impacting their businesses.”
“We are also seeing the early benefits of the many steps we took over the last several quarters to focus the Company on the growth of our business. As a result, Huron’s performance metrics have improved, our utilization rates are higher, and we are aggressively hiring in areas where we have strong indications of demand for our services. We remain optimistic about the opportunities across all of our businesses,” added Roth.
First Quarter 2011 Results
The following information is reported on a “continuing operations” basis unless otherwise noted.
Revenues for the first quarter of 2011 were $143.0 million, an increase of 11.9% compared to $127.7 million for the first quarter of 2010. The Company’s first quarter 2011 operating income was $11.6 million, an increase of 56.5% compared to $7.4 million in the first quarter of 2010. Net income from continuing operations rose 47.7% to $4.0 million, or $0.19 per diluted share, for the first quarter of 2011 compared to $2.7 million, or $0.13 per diluted share, for the same period last year. Net income was $4.1 million, or $0.19 per diluted share, for the first quarter of 2011, an increase of 61.3% compared to $2.5 million, or $0.12 per diluted share, for the same period last year.
First quarter 2011 earnings before interest, taxes, depreciation and amortization (“EBITDA”)(5) rose 34.2% to $17.4 million, or 12.2% of revenues, compared to $13.0 million, or 10.1% of revenues, in the comparable quarter last year.
In addition to EBITDA in evaluating the Company’s financial performance, management uses non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Three Months Ended
	March 31,
	2011	2010
Amortization of intangible assets	$2,276	$1,878
Restatement related expenses	$1,240	$759
Restructuring charge	$524	$—
Litigation settlement, net	$588	$—
Tax effect	$(1,851)	$(1,055)
Adjusted EBITDA(5) rose 43.9% to $19.7 million, or 13.8% of revenues, in the first quarter of 2011, compared to $13.7 million, or 10.7% of revenues, in the comparable quarter last year. Adjusted Net Income(5) from continuing operations was $6.7 million, or $0.32 per diluted share for the first quarter of 2011 compared to $4.3 million, or $0.21 per diluted share, for the comparable period in 2010.
The average number of full-time billable consultants(1) was 1,148 in the first quarter of 2011 compared to 1,080 in the same quarter last year. Full-time billable consultant utilization rate was 78.0% during the first quarter of 2011 compared with 66.4% during the same period last year. Average billing rate per hour for full-time billable consultants was $224 for the first quarter of 2011 compared to $238 for the first quarter of 2010. The average number of full-time equivalent professionals(4) totaled 1,078 in the first quarter of 2011 compared to 992 for the comparable period in 2010.
Operating Segments
Huron’s results reflect a portfolio of service offerings focused on helping clients address complex business challenges. The Company has three operating segments: Health and Education Consulting; Legal Consulting; and Financial Consulting, representing 63.7%, 26.1%, and 10.2% of year-to-date total revenues, respectively.
Financial results by segment are included in the attached schedules and in Huron’s forthcoming Form 10-Q filing for the quarter ended March 31, 2011.
Credit Facility
On April 19, 2011, Huron announced it has entered into a new five-year $350 million senior secured credit facility consisting of a $200 million term loan and a $150 million revolving line of credit. The new credit facility, which has a maturity date of April 14, 2016, refinances the Company’s existing credit facility previously set to mature in February 2012. In addition, the new credit facility allows for an option to increase the revolving line of credit by up to $50 million.

Interest on borrowings under the new credit facility is payable, at the option of the Company, at either a “Base Rate” or a “Eurocurrency Rate” as those terms are defined in the credit agreement, in each case plus an applicable margin based on the Company’s financial covenant ratios. Borrowings under the new credit facility may be used for general corporate purposes, including working capital requirements, capital expenditures and acquisitions, subject to limitations.
Outlook for 2011
Based on currently available information, the Company affirms guidance for full year 2011 revenues before reimbursable expenses in a range of $580.0 million to $620.0 million. The Company also anticipates EBITDA in a range of $94.5 million to $104.5 million, Adjusted EBITDA in a range of $101.5 million to $111.5 million, GAAP diluted earnings per share in a range of $1.45 to $1.70, and non-GAAP adjusted diluted earnings per share in a range of $1.85 to $2.10.
First Quarter 2011 Webcast
The Company will host a webcast to discuss its financial results tomorrow, April 26, 2011, at 9:00 a.m. Eastern Time (8:00 a.m. Central Time). The conference call is being webcast by Thomson and can be accessed at Huron Consulting Group’s website at http://ir.huronconsultinggroup.com. A replay will be available approximately two hours after the conclusion of the webcast and for 90 days thereafter.
About Huron Consulting Group
Huron Consulting Group helps clients in diverse industries improve performance, comply with complex regulations, reduce costs, recover from distress, leverage technology, and stimulate growth. The Company teams with its clients to deliver sustainable and measurable results. Huron provides services to a wide variety of both financially sound and distressed organizations, including leading academic institutions, healthcare organizations, Fortune 500 companies, medium-sized businesses, and the law firms that represent these various organizations. Learn more at www.huronconsultinggroup.com.
Use of Non-GAAP Financial Measures(5)
In evaluating the Company’s financial performance and outlook, management uses EBITDA, Adjusted EBITDA, Adjusted EBITDA as a percentage of revenues, adjusted net income from continuing operations and adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Management believes that such measures, as supplements to operating income, net income from continuing operations and diluted earnings per share from continuing operations and other GAAP measures are useful indicators for investors. These useful indicators can help readers gain a meaningful understanding of our core operating results and future prospects without the effect of non-cash or other one-time items and the Company’s ability to generate cash flows from operations that are available for taxes, capital expenditures, and to repay debt. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.
Statements in this press release, including the information incorporated by reference herein, that are not historical in nature, including those concerning the Company’s current expectations about its future requirements and needs, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Private Securities Litigation Reform Act

of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “provides,” “anticipates,” “assumes,” “can,” “meets,” “could,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates” or “continues”. Risks, uncertainties and assumptions that could impact the Company’s forward-looking statements relate, among other things, to (i) the restatement, (ii) the Securities and Exchange Commission investigation with respect to the restatement and the related purported private shareholder class action lawsuit and derivative lawsuits, (iii) the request by the United States Attorney’s Office for the Northern District of Illinois for certain documents, (iv) final approval of the proposed settlement of the purported class action lawsuit related to the restatement, and (v) the share price of the shares of our common stock included as a portion of the settlement consideration at the time of issuance. In addition, these forward-looking statements reflect our current expectation about our future requirements and needs, results, levels of activity, performance, or achievements, including, without limitation, that our business continues to grow at the current expectations with respect to, among other factors, utilization rates, billing rates, and the number of revenue-generating professionals; that we are able to expand our service offerings; that we successfully integrate the businesses we acquire; that existing market conditions continue to trend upward; that we will receive final approval of the proposed settlement of the purported class action lawsuit related to the restatement; and the share price of the shares of our common stock included as a portion of the settlement consideration at the time of issuance. These statements involve known and unknown risks, uncertainties and other factors, including, among others, those described under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the full year ended December 31, 2010 and in our Quarterly Report on Form 10-Q for the period ended March 31, 2011 that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.
Media Contact:
Jennifer Frost Hennagir
312-880-3260
jfrost-hennagir@huronconsultinggroup.com
Investor Contact:
James K. Rojas
or
Ellen Wong
312-583-8722
investor@huronconsultinggroup.com
###

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2011	2010
Revenues and reimbursable expenses:
Revenues	$142,985	$127,742
Reimbursable expenses	13,102	11,499

Total revenues and reimbursable expenses	156,087	139,241
Direct costs and reimbursable expenses (exclusive of depreciation and amortization shown in operating expenses):
Direct costs	93,059	84,911
Intangible assets amortization	1,433	886
Reimbursable expenses	13,242	11,552

Total direct costs and reimbursable expenses	107,734	97,349

Operating expenses:
Selling, general and administrative	30,058	29,068
Restructuring charge	524	—
Restatement related expenses	1,240	759
Litigation settlement, net	588	—
Depreciation and amortization	4,305	4,627

Total operating expenses	36,715	34,454

Operating income	11,638	7,438
Other income (expense):
Interest expense, net of interest income	(3,572)	(2,955)
Other income	104	246

Total other expense	(3,468)	(2,709)

Income from continuing operations before income tax expense	8,170	4,729
Income tax expense	4,209	2,048

Net income from continuing operations	3,961	2,681
Income (loss) from discontinued operations, net of tax	95	(167)

Net income	$4,056	$2,514

Net earnings (loss) per basic share:
Income from continuing operations	$0.19	$0.13
Income (loss) from discontinued operations, net of tax	$—	$(0.01)

Net income	$0.19	$0.12

Net earnings (loss) per diluted share:
Income from continuing operations	$0.19	$0.13
Income (loss) from discontinued operations, net of tax	$—	$(0.01)

Net income	$0.19	$0.12

Weighted average shares used in calculating earnings (loss) per share:
Basic	20,925	20,296
Diluted	21,157	20,496

HURON CONSULTING GROUP INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	March 31,	December 31,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$4,413	$6,271
Receivables from clients, net	74,184	91,389
Unbilled services, net	58,867	33,076
Income tax receivable	7,661	4,896
Deferred income taxes	17,783	19,853
Insurance recovery receivable	27,000	27,000
Prepaid expenses and other current assets	15,535	15,653
Current assets of discontinued operations	—	2,476

Total current assets	205,443	200,614
Property and equipment, net	33,003	32,935
Deferred income taxes	10,221	12,440
Other non-current assets	9,553	10,575
Intangible assets, net	24,014	26,205
Goodwill	506,771	506,214

Total assets	$789,005	$788,983

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,902	$8,310
Accrued expenses	31,472	28,849
Accrued payroll and related benefits	24,416	45,184
Accrued consideration for business acquisitions, current portion	3,914	25,013
Accrued litigation settlement	40,140	39,552
Income tax payable	1,305	451
Deferred revenues	21,827	18,069
Current portion of capital lease obligations	47	32
Current liabilities of discontinued operations	—	699

Total current liabilities	132,023	166,159
Non-current liabilities:
Deferred compensation and other liabilities	5,390	6,282
Accrued consideration for business acquisitions, net of current portion	2,914	3,847
Capital lease obligations, net of current portion	5	—
Bank borrowings	286,500	257,000
Deferred lease incentives	6,947	7,323

Total non-current liabilities	301,756	274,452

Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized;
23,651,313 and 23,221,287 shares issued at March 31, 2011 and December 31, 2010, respectively	225	222
Treasury stock, at cost, 1,445,655 and 1,343,201 shares at March 31, 2011 and December 31, 2010, respectively	(68,651)	(65,675)
Additional paid-in capital	368,729	363,402
Retained earnings	56,439	52,383
Accumulated other comprehensive loss	(1,516)	(1,960)

Total stockholders’ equity	355,226	348,372

Total liabilities and stockholders’ equity	$789,005	$788,983

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2011	2010
Cash flows from operating activities:
Net income	$4,056	$2,514
Adjustments to reconcile net income to net cash used by operating activities:
Depreciation and amortization	5,738	5,597
Share-based compensation	5,236	5,965
Allowances for doubtful accounts and unbilled services	182	(1,078)
Deferred income taxes	2,581	7,872
Gain on disposal of property and equipment	(46)	—
Non-cash portion of litigation settlement	588	—
Changes in operating assets and liabilities, net of businesses acquired:
Decrease in receivables from clients	19,266	15,342
Increase in unbilled services	(26,402)	(8,703)
Increase in current income tax receivable, net	(2,201)	(7,014)
Decrease (increase) in other assets	2,748	(2,445)
Increase in accounts payable and accrued liabilities	1,165	9,213
Decrease in accrued payroll and related benefits	(20,058)	(52,784)
Increase in deferred revenues	3,755	966

Net cash used in operating activities	(3,392)	(24,555)

Cash flows from investing activities:
Purchases of property and equipment, net	(3,337)	(566)
Net investment in life insurance policies	(143)	(171)
Purchases of businesses	(22,886)	(63,277)
Sale of business	—	3,692

Net cash used in investing activities	(26,366)	(60,322)

Cash flows from financing activities:
Proceeds from exercise of stock options	206	17
Shares redeemed for employee tax withholdings	(2,437)	(1,111)
Tax benefit from share-based compensation	156	245
Proceeds from borrowings under credit facility	107,000	162,000
Repayments on credit facility	(77,500)	(80,000)
Payments of capital lease obligations	(29)	(76)

Net cash provided by financing activities	27,396	81,075

Effect of exchange rate changes on cash	428	(789)

Net decrease in cash and cash equivalents	(1,934)	(4,591)
Cash and cash equivalents at beginning of the period	6,347	6,459

Cash and cash equivalents at end of the period (*)	$4,413	$1,868

(*)	Cash and cash equivalents presented herein includes $1.0 million of cash and cash equivalents classified as discontinued operations as of March 31, 2010.

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA
(Unaudited)

	Three Months Ended		Percent
	March 31,		Increase
Segment and Consolidated Operating Results (in thousands):	2011	2010	(Decrease)
Health and Education Consulting:
Revenues	$91,031	$76,914	18.4%
Operating income	$26,367	$21,066	25.2%
Segment operating income as a percent of segment revenues	29.0%	27.4%
Legal Consulting:
Revenues	$37,317	$33,105	12.7%
Operating income	$9,595	$7,419	29.3%
Segment operating income as a percent of segment revenues	25.7%	22.4%
Financial Consulting:
Revenues	$14,637	$17,723	(17.4%)
Operating income	$3,375	$4,518	(25.3%)
Segment operating income as a percent of segment revenues	23.1%	25.5%
Total Company:
Revenues	$142,985	$127,742	11.9%
Reimbursable expenses	13,102	11,499	13.9%

Total revenues and reimbursable expenses	$156,087	$139,241	12.1%

Statement of operations reconciliation:
Segment operating income	$39,337	$33,003	19.2%
Charges not allocated at the segment level:
Other selling, general and administrative expenses	23,394	20,938	11.7%
Depreciation and amortization expense	4,305	4,627	(7.0%)

Total operating income	11,638	7,438	56.5%
Other expense, net	3,468	2,709	28.0%

Income from continuing operations before income tax expense	$8,170	$4,729	72.8%

Other Operating Data:
Number of full-time billable consultants (at period end) (1):
Health and Education Consulting	960	847	13.3%
Legal Consulting	131	127	3.1%
Financial Consulting	87	82	6.1%

Total	1,178	1,056	11.6%
Average number of full-time billable consultants (for the period) (1):
Health and Education Consulting	938	861
Legal Consulting	121	137
Financial Consulting	89	82

Total	1,148	1,080
Full-time billable consultant utilization rate (2):
Health and Education Consulting	81.1%	68.1%
Legal Consulting	55.9%	55.2%
Financial Consulting	73.3%	67.8%
Total	78.0%	66.4%

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Three Months Ended
	March 31,
Other Operating Data:	2011	2010
Full-time billable consultant average billing rate per hour (3):
Health and Education Consulting	$215	$237
Legal Consulting	$236	$190
Financial Consulting	$327	$296
Total	$224	$238
Revenue per full-time billable consultant (in thousands):
Health and Education Consulting	$83	$76
Legal Consulting	$53	$46
Financial Consulting	$117	$115
Total	$83	$75
Average number of full-time equivalents (for the period) (4):
Health and Education Consulting	150	141
Legal Consulting	863	727
Financial Consulting	65	124

Total	1,078	992
Revenue per full-time equivalents (in thousands):
Health and Education Consulting	$87	$84
Legal Consulting	$36	$37
Financial Consulting	$64	$67
Total	$45	$47

(1)	Consists of our full-time professionals who provide consulting services and generate revenues based on the number of hours worked.

(2)	Utilization rate for our full-time billable consultants is calculated by dividing the number of hours all our full-time billable consultants worked on client assignments during a period by the total available working hours for all of these consultants during the same period, assuming a forty-hour work week, less paid holidays and vacation days.

(3)	Average billing rate per hour for our full-time billable consultants is calculated by dividing revenues for a period by the number of hours worked on client assignments during the same period.

(4)	Consists of consultants who work variable schedules as needed by our clients, as well as contract reviewers and other professionals who generate revenues primarily based on number of hours worked and units produced, such as pages reviewed and data processed. Also includes full-time employees who provide software support and maintenance services to our clients.

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS TO
ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (5)
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2011	2010
Revenues	$142,985	$127,742

Net income from continuing operations	$3,961	$2,681
Add back:
Income tax expense	4,209	2,048
Interest and other expenses	3,468	2,709
Depreciation and amortization	5,738	5,513

Earnings before interest, taxes, depreciation and amortization (EBITDA) (5)	17,376	12,951
Add back:
Restatement related expenses	1,240	759
Restructuring charge	524	—
Litigation settlement, net	588	—

Adjusted EBITDA (5)	$19,728	$13,710

Adjusted EBITDA as a percentage of revenues (5)	13.8%	10.7%

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS
TO ADJUSTED NET INCOME FROM CONTINUING OPERATIONS (5)
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2011	2010
Net income from continuing operations	$3,961	$2,681

Diluted earnings per share from continuing operations	$0.19	$0.13

Add back:
Amortization of intangible assets	2,276	1,878
Restatement related expenses	1,240	759
Restructuring charge	524	—
Litigation settlement, net	588	—
Tax effect	(1,851)	(1,055)

Total adjustments, net of tax	2,777	1,582

Adjusted net income from continuing operations (5)	$6,738	$4,263

Adjusted diluted earnings per share from continuing operations (5)	$0.32	$0.21

(5)	In evaluating the Company’s financial performance, management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income from continuing operations, and adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Our management uses these non-GAAP financial measures to gain an understanding of our comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision-making because management believes they reflect our ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing our business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. We believe that these non-GAAP financial measures provide useful information to investors and others (a) in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, (b) in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results and (c) in understanding the Company’s ability to generate cash flows from operations that are available for taxes, capital expenditures, and debt repayment. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.